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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 11, 2020, relating to the financial statements of Healthscope Pty Ltd (formerly Healthscope Limited), appearing in the Current Report on Form 6-K of Brookfield Business Partners L.P. filed on December 11, 2020. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Melbourne, Australia
December 11, 2020

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  Exhibit 23.2